EXHIBIT 10.30

 EMPLOYMENT AGREEMENT WITH BOBBY PURKAIT DATED FEBRUARY 18, 2004

February 18, 2004    REVISED

Bobby Purkait
2995 East Valley Road
Montecito, CA 93108

Dear Bobby:

The purpose of this letter is to confirm the transfer of your assignment as Senior Vice President for Business Development from a full to a part-time (50%), interim position. The terms and conditions of the transfer are as follows:

TITLE:                                      Senior Vice President, Business Development

SUPERVISOR:                          Chris Conway, Chairman/CEO

EFFECTIVE DATES:                  April 1, 2004 through May 31, 2004.  NOTE:  Final day of work may be accelerated with approval of CEO, or extended by agreement of
                                                Employee and Company.

 BASE SALARY:                        60% of base pay

BONUS:                                    Any FY04 bonus paid at 100%; any FY05 bonus pay-out will be prorated (60%).

STOCK OPTIONS:                    Continued participation in the Company stock option program, including vesting of awarded options per defined schedule.

BENEFITS:                               All current benefits will remain in full effect, including monthly car allowance.

TRAVEL:                                  Travel required by business needs will be reimbursed in accordance with Company policy and guidelines.

RESPONSIBILITIES:                 Coordination of all project activities related to Botulinum Toxin project. In addition, we have agreed that you may work as an independent consultant and/or to develop your own products; however, you may not divulge any confidential or proprietary information and/or engage in any work that might present a conflict with Mentor Corporation or its business. This includes any work related to the following products:

                                                AESTHETIC:                 Breast Implants (Gel and Saline)
                                                                                    Dermal Filler (Hyaluronic Acid, Polyacrylamide)
                                                                                    Botulinum Toxin Type A (injectable)
                                                                                    Liposuction
                                                                                    Tissue Expanders

                                                UROLOGY:                   Penile Implant(s)
                                                                                    Brachytherapy Products
                                                                                    Gel Ablation Products
                                                                                    Saber
                                                                                    Obtape
                                                                                    Incontinence or Pelvic Floor Repair
                                                                                    Home Health Care Products

Mentor Corporation is committed to a standard of excellence in the products and services that it provides to its customers.  Our employees have participated in our efforts to meet this commitment and to achieve a standard of excellence.  Because the company and its employees are judged on their performance and results, it is important that both retain theability to determine their own relationships with one another.  Accordingly, either the employee or Mentor can terminate the employment relationship at will, with or without cause, and with or without advance notice, at any time.  No one other than the Chairman/CEO of Mentor Corporation has the authority to enter into any agreement for employment for any specified period of time, or to make any agreement contrary to the foregoing.  Any agreement contrary to the foregoing must be in writing and signed by the Chairman/CEO of Mentor Corporation and the employee.

Any salary figures provided to an employee in annual or monthly terms are stated for the sake of convenience or to facilitate comparisons and are not intended and do not create an employment contract.

This covers all of the details of our offer to you.  When you have signed this letter, it, along with your Employee Confidentiality Agreement, will together constitute the entire agreement between you and Mentor concerning your employment.

If the above meets with your approval, please sign the original of the two letters enclosed indicating your acceptance of this offer.  Please return the original to Corporate Human Resources by February 19, 2004. The copy enclosed is for your files.

Signed By:

/s/CHRIS CONWAY                                                              2/18/04

Chris Conway                                                                            Date

Chairman/CEO

Accepted By:

/s/BOBBY PURKAIT                                                             2/18/04

Bobby Purkait                                                                            Date

Senior Vice President